UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  October 17, 2013

STRATEX OIL & GAS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Colorado	333-164856	94-3364776
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Echo Lake Road, Watertown, CT	06795
(Address of principal executive offices)	(Zip Code)

860-417-2465
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

On October 17, 2013, Stratex Oil & Gas Holdings, Inc. (the “Company”) filed a complaint in the Westchester County Supreme Court of the State of New York (the “Court”) against Timothy Kelly (“Kelly”) seeking damages for Kelly’s breach of fiduciary duty and usurpation of corporate opportunities.  Kelly is the former President, Chief Operating Officer, Secretary and Director of the Company.  He resigned from each of these positions on or about August 30, 2013.  The complaint alleges that Kelly, prior to his resignation, engaged in a pattern of self-dealing and exposed the Company to adverse criticism and hostility from its shareholders by: (i) purchasing at least one oil well and land that would have been profitable to the Company; (ii) claiming to sell shares of the Company’s stock that he either obtained from other shareholders or that did not exist and (iii) misrepresenting the nature of the stock for his personal profit.  The Company is seeking $4,000,000 in compensatory damages, as well as costs, interest and such other relief as the Court may deem just and proper.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEX OIL & GAS HOLDINGS, INC.

Date: October 22, 2013	By:	/s/ Stephen Funk
Name: Stephen Funk
Title: Chief Executive Officer and Chief Financial Officer

3